UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2018

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-2500

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.05. Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On May 17, 2018, the Board of Directors (the “Board”) of Edwards Lifesciences Corporation (the “Company”) adopted an amended and restated code of ethics (referred to as the “Global Business Practice Standards” or the “Titanium Book”) to replace and supercede the Company’s existing Titanium Book.

The Titanium Book was updated to improve language, appearance and style, and included the following changes:

•	Under the “Our Community” section:

•	we added detail for a Sustainability sub-section and related principle—We are committed to acting as responsible corporate citizens and advancing the trust of our stakeholders, partners and communities. We hold ourselves accountable for our environmental, social and governance performance.

•	we renamed the “Supporting the Community” sub-section to “Strengthening the Community” and modified the sub-section to accurately reference the Edwards Lifesciences Foundation and related initiatives for grants to charitable organizations.

•	we added information on the topic of personal political contributions.

•	Under the “Our Company and Shareholders” section:

•	we added detail for an Information Security sub-section and related principle – Each of us must protect information in all forms from unauthorized access, use, disruption, modification or destruction, regardless of whether the information is stored electronically or physically.

•	we expanded the “Conflicts of Interests” sub-section to include guidance on relationships that impact decision making and questions and answers on accepting gifts and other items of value from vendors/service providers.

•	Under the “Marketplace” section:

•	we added detail for the following sub-sections and related principles:

•	Fraud – We watch for red flags and do what we can to prevent and avoid fraud.

•	Bidding, Tenders and Procurement—We follow all of our procurement policies and procedures and stay aware of any situations that might give rise to fraud.

•	Interactions with Patients, Caregivers and Patient Organizations—We treat patients, their caregivers and patient organizations with respect, empathy and transparency in compliance with all laws, regulations and applicable industry standards.

•	we also expanded:

•	the “Business Information” sub-section to include questions and answers on some limitations around obtaining confidential/proprietary information; and

•	the “Trade Compliance” sub-section to include guidance related to hand-carried goods.

•	Under the “Our Employees” section, we expanded and/or modified the “Fair Employment”, “Harassment”, and “Drugs and Alcohol” sub-sections to better align the information and requirements with our recently completed and distributed Employee Handbook.

The Titanium Book was also amended to remove language that the Company considered to be dated or duplicative and unnecessary.

The amendment took effect upon adoption by the Board and did not result in any waiver, explicit or implicit, of any provision of the Company’s previous Titanium Book.

The foregoing description of the amendments to the Titanium Book is not intended to be exhaustive and is qualified in its entirety by reference to the Titanium Book, a copy of which is attached as Exhibit 14 hereto and which is incorporated by reference into this Item 5.05.

The updated Titanium Book will be made available on the Company’s website at www.edwards.com on the “Corporate Governance/Corporate Responsibility/Global Integrity Program” page under the “Investors” section as soon as practicable.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 17, 2018, Edwards held its 2018 Annual Meeting of Stockholders. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

(i)	Proposal 1: All the nominees for director listed in Proposal 1 were elected to serve one-year terms ending in 2019 as set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Michael A. Mussallem	162,351,952	5,926,619	261,453	16,526,519
Kieran T. Gallahue	166,920,086	1,481,078	138,860	16,526,519
Leslie S. Heisz	166,334,140	2,065,703	140,181	16,526,519
William J. Link, Ph.D.	162,991,711	5,396,687	151,626	16,526,519
Steven R. Loranger	164,732,131	3,663,024	144,869	16,526,519
Martha H. Marsh	165,208,831	3,191,675	139,518	16,526,519
Wesley W. von Schack	167,021,162	1,397,397	121,465	16,526,519
Nicholas J. Valeriani	164,961,275	3,430,114	148,635	16,526,519

(ii)	Proposal 2: The non-binding advisory proposal regarding compensation of Edwards’ named executive officers was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
158,913,269	9,095,994	530,761	16,526,519

(iii)	Proposal 3: Ratification of the selection of PricewaterhouseCoopers LLP as Edwards’ independent public accountants for the fiscal year ending December 31, 2018 was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
180,658,874	4,279,546	128,123	—

(iv)	Proposal 4: The non-binding advisory stockholder proposal regarding action by written consent was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
39,802,379	127,821,509	916,136	16,526,519

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
14	Edwards Lifesciences Corporation Global Business Practice Standards (also known as the Titanium Book)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2018

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Linda J. Park
Linda J. Park
Vice President, Associate General Counsel, and Secretary